SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York  11804
(Address of Principal Executive Offices) (Zip Code)

                             (212) 750-0373
(Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





SECTION 8: OTHER EVENTS

Item 8.01

On July 5, 2013, Power REIT ("Trust")'s wholly-owned subsidiary, PW Salisbury Solar, LLC ("PWSS") refinanced an $800,000 bridge loan made by Hudson Bay Partners, LP ("HBP"), an affiliate of our Chairman and CEO. Proceeds from the bridge loan were used to acquire approximately 55 acres of land that is leased on a long-term basis to a solar farm in Salisbury, Massachusetts. HBP waived the step-up in interest rate that was due to occur on July 1, 2013, resulting in a 5.0% interest rate during the entire term of the bridge loan. There were no origination, prepayment or exit fees paid to HBP in connection with the bridge loan.


The new term loan was made by a Northeastern regional bank with a loan amount of $750,000. The 10-year term loan carries a 5.0% interest rate and amortizes based on a twenty year amortization schedule. Power REIT provided a parent guarantee to secure the term loan. The balance of the HBP bridge loan was refinanced with available cash.



A copy of a press release is attached as Exhibit 99.1.




SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

99.1 	Press Release issued by Power REIT on July 8, 2013



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	July 8, 2013

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman